Exhibit 99.1

MaxPoint Interactive Announces Fourth Quarter and Full Year 2016 Earnings Results
Fourth Quarter Revenue increases 13% and Revenue ex-TAC increases 21% from Fourth Quarter 2015
Full Year 2016 Revenue increases 6% and Revenue ex-TAC increases 14% from Full Year 2015
RALEIGH, N.C. – March 08, 2017—MaxPoint (Nasdaq: MXPT) today announced its financial results for the fourth quarter and full year ended December 31, 2016.
Fourth Quarter Financial Highlights:

•	Revenue of $46.3 million increased 13% in the fourth quarter of 2016, compared to $41.0 million for the fourth quarter of 2015.

•	Revenue ex-TAC[1] of $30.5 million increased 21% in the fourth quarter of 2016, compared to $25.2 million for the fourth quarter of 2015.

•	Net income (loss) of $2.5 million in the fourth quarter of 2016 compared to $(4.6) million for the fourth quarter of 2015.

•	Adjusted EBITDA[1] of $6.8 million in the fourth quarter of 2016 compared to $(1.5) million for the fourth quarter of 2015.

•	Net income (loss) per basic share of $0.38 in the fourth quarter of 2016 compared to $(0.71) for the fourth quarter of 2015.

•	Net income (loss) per diluted share of $0.37 in the fourth quarter of 2016 compared to $(0.71) for the fourth quarter of 2015.

•	Non-GAAP net income (loss) per basic share[1] of $0.59 in the fourth quarter of 2016 compared to $(0.54) for the fourth quarter of 2015.

•	Non-GAAP net income (loss) per diluted share[1] of $0.58 in the fourth quarter of 2016 compared to $(0.54) for the fourth quarter of 2015.
Full Year Financial Highlights:

•	Revenue of $149.1 million increased 6% in 2016, compared to $140.1 million for 2015.

•	Revenue ex-TAC[1] of $98.0 million increased 14% in 2016, compared to $86.3 million for 2015.

•	Net loss of $17.9 million in 2016 compared to $22.5 million for 2015.

•	Adjusted EBITDA[1] of $(2.6) million in 2016 compared to $(10.4) million for 2015.

•	Net loss per basic and diluted share of $2.71 in 2016 compared to $4.12 for 2015.

•	Non-GAAP net loss per basic and diluted share[1] of $2.04 in 2016 compared to $3.02 for 2015.
“We ended 2016 exceeding our revenue ex-TAC and adjusted EBITDA expectations and executed strongly against all of our strategic objectives,” said Joe Epperson, MaxPoint’s Co-Founder & CEO. “We enter 2017 with a solid foundation to build upon to realize our vision and achieve adjusted EBITDA profitability in 2017.”

Fourth Quarter Operating Highlights:

•	Our total number of enterprise customers[1] increased to 759 in the fourth quarter, up 7% from 709 for the fourth quarter of 2015.

•	During the quarter, non-display advertising, which includes mobile, video and social, accounted for 47% of revenue, up from 37% of revenue in the fourth quarter of 2015.

•	During the quarter, revenue from mobile advertising on phones and tablets accounted for 43% of revenue, up from 32% of revenue in the fourth quarter of 2015.
Full Year Operating Highlights:

•	During the year, non-display advertising, which includes mobile, video and social, accounted for 48% of revenue, up from 32% of revenue in 2015.

•	During the year, revenue from mobile advertising on phones and tablets accounted for 44% of revenue, up from 26% of revenue in 2015.

•	Revenue from mobile advertising on phones and tablets increased 78% from 2015.
Business Outlook
The following forward-looking statements reflect MaxPoint’s expectations as of March 8, 2017.
First Quarter 2017 Guidance:

•	Revenue ex-TAC[1] for the first quarter ending March 31, 2017 is expected to be between $18.0 million and $19.2 million.

•	Adjusted EBITDA[1] for the first quarter ending March 31, 2017 is expected to be between $(5.7) million and $(4.7) million.
Fiscal Year 2017 Guidance:

•	Revenue ex-TAC[1] for the fiscal year ending December 31, 2017 is expected to be between $101.0 million and $105.0 million.

•	Adjusted EBITDA[1] for the fiscal year ending December 31, 2017 is expected to be between $1.0 million and $3.0 million.
1 Represents a Non-GAAP financial measure or operating performance metric. Please see the discussion below under the heading “Non-GAAP Financial Measures and Operating Performance Metrics” and the reconciliations that follow within this release.

MaxPoint is not able to provide a reconciliation to GAAP revenue or GAAP net (loss) income for its first quarter and full year 2017 Revenue ex-TAC and Adjusted EBITDA guidance at this time because of the difficulty of estimating certain items that are excluded from Revenue ex-TAC and Adjusted EBITDA guidance, such as traffic acquisition costs and the items excluded from net (loss) income to calculate Adjusted EBITDA, the effect of which may be significant.
Reverse Stock Split
On April 25, 2016, we amended our amended and restated certificate of incorporation effecting a 1-for-4 reverse stock split of our outstanding shares of capital stock. The reverse stock split did not change the number of our authorized shares of capital stock or cause an adjustment to the par value of our capital stock. As a result of the reverse stock split, we were required to adjust the share amounts under our equity incentive plans and common stock warrant agreements with third parties. All disclosures of shares and per share data in this earnings release have been retroactively adjusted to reflect the reverse stock split for all periods presented.
Conference Call
The Company will host a conference call today, Wednesday, March 8, 2017 at 5:00PM ET to discuss these results.
The conference call can be accessed at (844) 634-1446 or (503) 343-6038 (International), conference ID #56151649. The call will also be webcast simultaneously at http://edge.media-server.com/m/p/2x3duvg2. Following completion of the call, a recorded replay of the webcast will be available within the “News & Events” section of the Company’s website at http://ir.maxpoint.com. To listen to the telephone replay, call toll free (855) 859-2056 or (404) 537-3406, conference ID #56151649. The telephone replay will be available from 8:00 PM ET March 8 through 11:59 PM ET March 15, 2017.
Forward-Looking Statements
This press release contains forward-looking statements, including the quotations from management and the statements in “Business Outlook,” that are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such statements including, but not limited to: our limited operating history, particularly as a public company, which makes it difficult to evaluate our current business and future prospects; our ability to achieve or sustain profitability; the effects of increased competition in our market and our ability to compete effectively; our ability to attract new customers or increase the allocation of our existing customers’ marketing spend to us; changes in our customers’ advertising budget allocations, agency affiliations or marketing strategies; our ability to develop new products and services, enhance our existing products and services or make necessary changes to our technology platform or business model; our ability to expand our business internationally; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning privacy and data protection; the seasonality of our business; our dependence on the continued growth of the digital advertising market; our ability to maintain a supply of media inventory or impressions; our ability to retain key employees and attract additional key employees; our ability to maintain effective internal controls; our recognition of revenue from customer subscriptions over the term of the customer agreements; and general market, political, economic and business conditions, including internationally. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are described under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. Additional information will also be provided in our Annual Report on Form 10-K for the year ended December 31, 2016.
You should not rely upon forward-looking statements as predictions of future events. Furthermore, such forward-looking statements are only as of the date of this press release. Except as required by law, we disclaim any obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures and Operating Performance Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we use the following Non-GAAP financial measures: Revenue ex-TAC, Adjusted EBITDA, Non-GAAP net (loss) income and Non-GAAP net (loss) income per basic and diluted share. We also use number of enterprise customers, which is an operating performance metric. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these Non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period performance. Our management believes that these Non-GAAP financial measures provide meaningful supplemental information regarding our results by (1) excluding certain expenses and charges that may not be indicative of our recurring core business activities; and (2) providing information for comparable periods that help both management and investors assess our operating performance. We believe these Non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and because they help our institutional investors and the analyst community analyze our business.
For more information on these Non-GAAP financial measures, see the following descriptions and the tables below captioned “Supplemental Information Including Reconciliations of Non-GAAP Measures to the Nearest Comparable GAAP Measure.”
Revenue ex-TAC
Revenue ex-TAC is a Non-GAAP financial measure defined by us as revenue less traffic acquisition costs. Traffic acquisition costs consist of purchases of advertising impressions from real-time bidding exchanges. We believe that Revenue ex-TAC is a meaningful measure of operating performance because it is frequently used for internal management purposes, indicates the effectiveness of delivering results to advertisers and facilitates a more complete period-to-period understanding of factors and trends affecting our underlying revenue performance. A limitation of Revenue ex-TAC is that it is a measure that other companies, including companies in our industry that have similar business arrangements, either may not use or may calculate differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, we consider, and you should consider, Revenue ex-TAC alongside other GAAP financial measures, such as revenue, gross profit and total operating expenses.
Adjusted EBITDA
To provide investors with additional information regarding our financial results, we provide Adjusted EBITDA, a Non-GAAP financial measure. We define Adjusted EBITDA as net (loss) income before income taxes, interest, amortization and write-off of debt discount, amortization and write-off of deferred financing costs and depreciation and amortization, adjusted to eliminate stock-based compensation expense and change in fair value of common stock warrant liabilities.
We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. In particular, we believe the exclusion of certain items in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
• Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
• Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation;
• Adjusted EBITDA does not reflect interest or tax payments that may represent a reduction in cash available to us;
• Our definition of Adjusted EBITDA for use as an operating result measure differs from the Adjusted EBITDA definition used by our lender to calculate our amended loan and security agreement quarterly covenant; and
• Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Because of these and other limitations, we consider, and you should consider, Adjusted EBITDA together with other GAAP-based financial performance measures, including various cash flow metrics, net (loss) income and our other GAAP results.
Number of Enterprise Customers
Our number of enterprise customers is a key operating metric. We believe our ability to increase the revenue we generate from existing customers and attract new customers is an important component of our growth strategy. We also believe that those customers from which we have generated more than $10,000 of revenue during any trailing twelve-month period best identifies customers that are actively using our solution and contribute more meaningfully to revenue. We refer to these customers as our enterprise customers. Our ability to generate additional revenue from our enterprise customers is an important indicator of our ability to grow revenue over time.
In those cases where we work with multiple brands or divisions within the same company or where the company runs marketing campaigns in multiple geographies, even though multiple insertion orders may be involved, we count that company as a single customer. When an insertion order is with an advertising agency, we consider the company on behalf of which the marketing campaign is conducted as our enterprise customer. If a company has its marketing spend with us managed by multiple advertising agencies, that company is counted as a single enterprise customer.
While the number of our enterprise customers has increased over time, this number can also fluctuate from quarter to quarter due to the seasonal trends in the advertising spend of our enterprise and other customers, which can impact the timing and amount of revenue we generate from them. Therefore, there is not necessarily a direct correlation between a change in the number of enterprise customers for a particular period and an increase or decrease in our revenue during that period.
Non-GAAP Net (Loss) Income
We define Non-GAAP net (loss) income as net (loss) income less non-cash stock-based compensation expense. We believe the exclusion of this non-cash charge can provide a useful measure for period-to-period comparisons of our business. A limitation of Non-GAAP net (loss) income is that it is a measure that other companies, including companies in our industry that have similar business arrangements, either may not use or may calculate differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, we consider, and you should consider, Non-GAAP net (loss) income together with other GAAP-based financial performance measures, including various cash flow metrics, net (loss) income and our other GAAP results.

Non-GAAP Net (Loss) Income per Basic and Diluted Share
We define Non-GAAP net (loss) income per basic and diluted share as net (loss) income less non-cash stock-based compensation expense per basic and diluted share as adjusted for the conversion of preferred stock in periods presented to assume the conversion of all outstanding shares of convertible preferred stock into common stock, as of the beginning of the period. We consider, and you should consider, Non-GAAP net (loss) income per basic and diluted share together with other GAAP-based financial performance measures, including net (loss) income per basic and diluted share, weighted-average shares used to compute net (loss) income per basic and diluted share, net (loss) income and our other GAAP results.
About MaxPoint
MaxPoint is a marketing technology company that generates hyperlocal intelligence to optimize brand and retail performance. We provide a platform for brands to connect the digital world with the physical world through hyperlocal execution, measurement, and consumer insights.
The company’s proprietary Digital Zip® technology and the MaxPoint Intelligence Platform™ predict the most likely buyers of a specific product at a particular retail location and then execute cross-channel digital marketing programs to reach these buyers. For more information, visit maxpoint.com.
MaxPoint Interactive
Media Contact:
Patrick Foarde
Ketchum for MaxPoint
patrick.foarde@ketchum.com
404-879-9254

or

Investor Relations Contact:
Denise Garcia
ir@maxpoint.com
800-916-9960

MaxPoint Interactive, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share data)

	As of December 31,
	2015	2016
Assets
Current assets:
Cash and cash equivalents	$41,143	$24,221
Accounts receivable, net	43,336	43,432
Prepaid expenses and other current assets	1,246	1,477
Restricted cash, short-term	1,861	—
Total current assets	87,586	69,130
Property, equipment and software, net	19,385	20,125
Other long-term assets	315	60
Total assets	$107,286	$89,315
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$14,987	$12,660
Accrued expenses and other current liabilities	8,386	9,400
Short-term debt	31,225	27,489
Total current liabilities	54,598	49,549
Other long-term liabilities	955	1,218
Total liabilities	55,553	50,767
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00005 par value; 500,000,000 shares authorized, 6,560,987 and 6,632,889 shares issued and outstanding as of December 31, 2015 and 2016, respectively	1	1
Additional paid-in capital	103,114	107,898
Accumulated other comprehensive loss	(82)	(200)
Accumulated deficit	(51,300)	(69,151)
Total stockholders’ equity	51,733	38,548
Total liabilities and stockholders’ equity	$107,286	$89,315

MaxPoint Interactive, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
Revenue	$40,992	$46,302	$140,127	$149,109
Traffic acquisition costs	15,746	15,768	53,799	51,120
Other cost of revenue	4,018	5,226	14,881	19,936
Gross profit	21,228	25,308	71,447	78,053
Operating expenses:
Sales and marketing	14,197	12,076	52,718	49,812
Research and development	7,238	5,905	23,444	26,576
General and administrative	4,224	4,587	15,666	18,476
Total operating expenses	25,659	22,568	91,828	94,864
(Loss) income from operations	(4,431)	2,740	(20,381)	(16,811)
Other expense (income):
Interest expense	190	226	1,250	987
Interest income	—	—	—	(3)
Amortization and write-off of debt discount	—	—	1,108	—
Amortization and write-off of deferred financing costs	8	17	197	56
Derivative fair value adjustment related to common stock warrants	—	—	(482)	—
Other income	(1)	—	(1)	—
Total other expense	197	243	2,072	1,040
(Loss) income before income taxes	(4,628)	2,497	(22,453)	(17,851)
Provision for income taxes	—	—	—	—
Net (loss) income	$(4,628)	$2,497	$(22,453)	$(17,851)

Net loss (income) per share of common stock - basic	$(0.71)	$0.38	$(4.12)	$(2.71)
Net loss (income) per share of common stock - diluted	$(0.71)	$0.37	$(4.12)	$(2.71)

Weighted-average shares used to compute basic net loss (income) per share of common stock	6,529,712	6,623,117	5,452,231	6,592,424
Weighted-average shares used to compute diluted net loss (income) per share of common stock	6,529,712	6,722,123	5,452,231	6,592,424

MaxPoint Interactive, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Year Ended December 31,
	2015	2016
Cash flows from operating activities:
Net loss	$(22,453)	$(17,851)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,074	9,799
Stock-based compensation expense	3,522	3,906
Change in fair value of warrants	(482)	—
Bad debt expense	205	358
Loss on disposal of asset	—	5
Amortization and write-off of debt discount	1,108	—
Amortization and write-off of deferred financing costs	197	56
Changes in operating assets and liabilities:
Accounts receivable	(2,259)	(517)
Prepaid expenses and other current assets	(429)	(211)
Security deposits	(229)	57
Accounts payable	(2,544)	(2,761)
Accrued expenses and other current liabilities	1,897	1,046
Other long-term liabilities	714	263
Net cash used in operating activities	(14,679)	(5,850)
Cash flows from investing activities:
Purchases of property, equipment and software	(8,764)	(2,720)
Capitalized internal-use software costs	(6,195)	(6,689)
Changes to restricted cash	3,039	1,861
Net cash used in investing activities	(11,920)	(7,548)
Cash flows from financing activities:
Proceeds from the issuance of common stock in initial public offering, net of underwriting discounts and commissions	69,518	—
Payments of costs related to initial public offering	(2,304)	—
Proceeds from debt	13,825	42,300
Repayment of debt	(27,500)	(46,036)
Proceeds from stock option exercises	781	113
Proceeds from issuance of common stock under employee stock purchase plan	548	387
Payments for repurchases of common stock	—	(125)
Payments of issuance costs related to debt	(57)	(110)
Net cash provided by (used in) financing activities	54,811	(3,471)
Effect of exchange rate changes on cash and cash equivalents	(18)	(53)
Net increase (decrease) in cash and cash equivalents	28,194	(16,922)
Cash and cash equivalents at beginning of period	12,949	41,143
Cash and cash equivalents at end of period	$41,143	$24,221

MaxPoint Interactive, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows (continued)
(in thousands)

	Year Ended December 31,
	2015	2016
Supplemental disclosures of other cash flow information:
Cash paid for interest	$1,481	$1,050
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property, equipment and software included in accounts payable and accruals	$59	$520
Additions to property, equipment and software from other long-term assets	$—	$213
Stock-based compensation capitalized in internal-use software costs	$335	$503
Vesting of restricted stock subject to repurchase	$57	$—
Issuance of lender warrants allocated to debt discount	$335	$—
Conversion of convertible preferred stock to common stock	$25,476	$—
Warrant derivative liability reclassified to additional paid-in capital	$1,132	$—
Liability-based option awards reclassified to additional paid-in capital	$288	$—
Deferred offering costs reclassified to additional paid-in capital	$3,782	$—

MaxPoint Interactive, Inc. and Subsidiary
Supplemental Information Including Reconciliations of Non-GAAP Measures
to the Nearest Comparable GAAP Measure

Unaudited Key Financial and Operating Performance Metrics
(in thousands, except number of enterprise customers)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
	(in thousands, except number of enterprise customers)
Revenue	$40,992	$46,302	$140,127	$149,109
Revenue ex-TAC	$25,246	$30,534	$86,328	$97,989
Adjusted EBITDA	$(1,525)	$6,803	$(10,449)	$(2,603)
Number of enterprise customers	709	759	709	759

Unaudited Reconciliation from GAAP Revenue to Non-GAAP Revenue ex-TAC
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
	(in thousands)
Revenue	$40,992	$46,302	$140,127	$149,109
Less: traffic acquisition costs	(15,746)	(15,768)	(53,799)	(51,120)
Revenue ex-TAC	$25,246	$30,534	$86,328	$97,989

Unaudited Reconciliation from GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
	(in thousands)
Net (loss) income	$(4,628)	$2,497	$(22,453)	$(17,851)
Adjustments:
Interest expense	190	226	1,250	987
Interest income	—	—	—	(3)
Amortization and write-off of debt discount	—	—	1,108	—
Amortization and write-off of deferred financing costs	8	17	197	56
Provision for income taxes	—	—	—	—
Depreciation and amortization	1,804	2,662	6,074	9,799
Stock-based compensation	1,101	1,401	3,857	4,409
Change in fair value of warrants	—	—	(482)	—
Adjusted EBITDA	$(1,525)	$6,803	$(10,449)	$(2,603)

Unaudited Depreciation and Amortization included in GAAP Net (Loss) Income
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
	(in thousands)
Other cost of revenue	$1,320	$1,884	$4,262	$6,981
Sales and marketing	110	153	410	509
Research and development	348	593	1,314	2,184
General and administrative	26	32	88	125
Total depreciation and amortization	$1,804	$2,662	$6,074	$9,799

Unaudited Stock-Based Compensation included in GAAP Net (Loss) Income
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
	(in thousands)
Other cost of revenue	$24	$41	$92	$106
Sales and marketing	241	277	897	887
Research and development	428	551	1,358	1,687
General and administrative	408	532	1,510	1,729
Total stock-based compensation	$1,101	$1,401	$3,857	$4,409

Unaudited Reconciliation from GAAP Net (Loss) Income to Non-GAAP Net (Loss) Income
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
	(in thousands)
Net (loss) income	$(4,628)	$2,497	$(22,453)	$(17,851)
Stock-based compensation	1,101	1,401	3,857	4,409
Non-GAAP net (loss) income	$(3,527)	$3,898	$(18,596)	$(13,442)

Unaudited Reconciliation from GAAP Net (Loss) Income per Basic and Diluted Share to
Non-GAAP Net (Loss) Income per Basic and Diluted Share
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2016	2015	2016
	(in thousands, except share and per share data)
Net (loss) income	$(4,628)	$2,497	$(22,453)	$(17,851)

Weighted-average shares used to compute net (loss) income per basic share of common stock	6,529,712	6,623,117	5,452,231	6,592,424
Weighted-average shares used to compute net (loss) income per diluted share of common stock	6,529,712	6,722,123	5,452,231	6,592,424

Net (loss) income per basic share of common stock	$(0.71)	$0.38	$(4.12)	$(2.71)
Net (loss) income per diluted share of common stock	$(0.71)	$0.37	$(4.12)	$(2.71)

Non-GAAP net (loss) income	$(3,527)	$3,898	$(18,596)	$(13,442)

Weighted-average shares used to compute net (loss) income per basic share of common stock	6,529,712	6,623,117	5,452,231	6,592,424
Weighted-average share impact based on actual conversion of convertible preferred stock	—	—	(3,000,276)	—
Non-GAAP adjustment for convertible preferred stock	—	—	3,712,206	—
Non-GAAP shares used to compute Non-GAAP net (loss) income per basic share of common stock	6,529,712	6,623,117	6,164,161	6,592,424
Non-GAAP net (loss) income per basic share of common stock	$(0.54)	$0.59	$(3.02)	$(2.04)

Non-GAAP net (loss) income	$(3,527)	$3,898	$(18,596)	$(13,442)

Weighted-average shares used to compute net (loss) income per diluted share of common stock	6,529,712	6,722,123	5,452,231	6,592,424
Weighted-average share impact based on actual conversion of convertible preferred stock	—	—	(3,000,276)	—
Non-GAAP adjustment for convertible preferred stock	—	—	3,712,206	—
Non-GAAP shares used to compute Non-GAAP net (loss) income per diluted share of common stock	6,529,712	6,722,123	6,164,161	6,592,424
Non-GAAP net (loss) income per diluted share of common stock	$(0.54)	$0.58	$(3.02)	$(2.04)